Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "LIPELLA PHARMACEUTICALS INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF APRIL, A.D. 2024, AT 1:04 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3925021 8100
SR# 20241420422

Authentication: 203236040
Date: 04-11-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:04 PM 04/11/202
FILED 01:04 PM 04/11/2024
SR 20241410661 - File Number

PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, Jonathan Kaufman, being the Chief Executive Officer of Lipella Pharmaceuticals Inc., a Delaware corporation (the "Company"), does hereby certify that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the following resolutions eliminating the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of the Company's Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), were duly adopted by unanimous written consent by the board of directors of the Company (the "Board") on October 5, 2023 in accordance with Section 141 of the General Corporation Law, and, pursuant to the authority conferred upon the Board by the provisions of the Company's second amended and restated certificate of incorporation, as amended (the "Certificate of Incorporation"). These composite resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are as follows:

WHEREAS, the Certificate of Incorporation authorizes an aggregate of 20,000,000 shares of preferred stock, par value $0.0001 per share, of the Company, issuable from time to time in one or more series;

WHEREAS, the Board is authorized, subject to limitations prescribed by law and by the provisions of the Certificate of Incorporation, to establish and fix the number of shares to be included in any series of such preferred stock and the designation, rights, preferences, powers, qualifications, restrictions and limitations of the shares of such series;

WHEREAS, the Board previously designated 5,000,000 shares of such preferred stock as Series A Preferred Stock, having the powers, preferences, rights, qualifications, limitations and restrictions as set forth in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the "Certificate of Designation");

WHEREAS, all issued and outstanding shares of Series A Preferred Stock have been converted into shares of common stock, par value $0.0001, of the Company pursuant to Section 4 of the Certificate of Designation and there are no shares of Series A Preferred Stock currently issued and outstanding and no shares of Series A Preferred Stock will be issued pursuant to the Certificate of Designation; and

WHEREAS, the Board has determined it is advisable and in the best interests of the Company and its stockholders to eliminate and cancel the designation of the Series A Preferred Stock, and all powers, rights, preferences, qualifications, limitations and restrictions of the Series A Preferred Stock, and to strike all references to the Series A Preferred Stock from the books and records of the Company.

NOW, THEREFORE, BE IT:

4890-0137-9957, v.3

RESOLVED, that pursuant to authority granted to and vested in the Board by the General Corporate Law and the provisions of the Certificate of Incorporation, the Board hereby cancels the Certificate of Designation and eliminates all Series A Preferred Stock.

[*Signature Page Follows*]

2

4890-0137-9957, v.3

IN WITNESS WHEREOF, this Elimination of Certificate of Designation of the Preferences, Rights and Limitations of Series A Preferred Stock of Lipella Pharmaceuticals Inc. has been executed by a duly authorized officer of the Company on this 10th day of April, 2024.

/s/ Jonathan Kaufman
Jonathan Kaufman Chief Executive Officer